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                                                                    Exhibit 10.4

                         RIGHT OF FIRST OFFER AGREEMENT

            RIGHT OF FIRST OFFER AGREEMENT (this "Agreement"), dated as of October 29, 2000, between About.com, Inc., a Delaware corporation (the "Company"), and PRIMEDIA Inc., a Delaware corporation ("PRIMEDIA").

            WHEREAS, the Company owns and operates About.com (the "Site"), a platform comprised of a network of more than 800 targeted, topic specific web sites;

            WHEREAS, PRIMEDIA is an integrated media company which owns and operates a variety of print, video and Internet products in the consumer, enthusiast and business-to-business markets (the "PRIMEDIA Businesses"); and

            WHEREAS, the Company may, from time to time, wish to license content from third party providers that compete with the PRIMEDIA Businesses for use on the Site, and PRIMEDIA may, from time to time, wish to provide such content for such use.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereby agree as follows.

      SECTION 1. RIGHT OF FIRST OFFER.

            (a) For purposes of this Agreement, "Competitive Publication" shall mean any print or electronic consumer, special interest or business-to-business publication that provides editorial content of a substantially similar focus and/or nature to the editorial content of a print or electronic publication of PRIMEDIA (the "PRIMEDIA Content").

            (b) From the date hereof until December 31, 2005 (as defined in the Agreement and Plan of Merger, dated as of the date hereof, among PRIMEDIA, Abracadabra Acquisition Corporation and the Company), if the Company wishes to enter into a license agreement (each, a "License Agreement") involving the payment by the Company for the provision of content from a Competitive Publication, PRIMEDIA shall have the right to provide such content on terms no less favorable to the Company if, in the Company's sole judgment, such content is identical in quality to that provided by such Competitive Publication.

            (c) No failure by PRIMEDIA to accept an offer made to it under
Section 1(b) will be deemed to waive or otherwise affect any other rights of PRIMEDIA.

      SECTION 2. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

      SECTION 3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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                if to PRIMEDIA:

                PRIMEDIA Inc.
                745 Fifth Avenue
                New York, New York 10151
                Attention:  Charles McCurdy
                Fax: (212) 745-0199

                with an additional copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY 10017
                Attention: Gary I. Horowitz, Esq.
                Fax: (212) 455-2502

                if to the Company:

                About.com, Inc.
                1440 Broadway, 19th Floor
                New York, New York 10018
                Attention: Alan Blaustein, Esq.
                Fax: (212) 204-1521

                with an additional copy to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway, 47th Floor
                New York, New York 10019
                Attention: Eric Simonson, Esq.
                Fax: (212) 586-7878

      SECTION 4. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by PRIMEDIA and the Company.

      SECTION 5. ASSIGNMENT. Notwithstanding any other provision of this Agreement, this Agreement shall not be assignable by any party hereto, except by operation of law. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable against each of PRIMEDIA's and the Company's successors and permitted assigns.

      SECTION 6. SEVERABILITY. The provisions of this Agreement shall be deemed severable

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and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and unenforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity and unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      SECTION 7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 8. SPECIFIC PERFORMANCE. The Company and PRIMEDIA acknowledge that this Agreement is unique and that no party will have an adequate remedy at law if any other party breaches any covenant herein or fails to perform its obligations hereunder. Accordingly, the Company and PRIMEDIA agree that the others shall have the right, in addition to any other rights that it may have, to specific performance and equitable injunctive relief if any party shall fail or threaten to fail to perform any of its obligations under this Agreement.

      SECTION 9. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

      SECTION 10. NO WAIVER. Except as provided in Section 1(c), no failure or delay by PRIMEDIA to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

      SECTION 11. INTERPRETATION. The parties hereto agree that in interpreting this Agreement there shall be no inferences against the drafting party.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                        PRIMEDIA INC.

                                        By:  /s/ Beverly C. Chell
                                             -----------------------------------
                                             Name:  Beverly C. Chell
                                             Title: Vice Chairman


                                        ABOUT, INC.

                                        By:  /s/ Scott Kurnit
                                             -----------------------------------
                                             Name:  Scott Kurnit
                                             Title: Chairman and Chief Executive
                                                    Officer

               [Signature Page to Right of First Offer Agreement]